UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2024

Beneficient

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41715	72-1573705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 North St. Paul Street, Suite 4850

Dallas, Texas 75201

(Address of Principal Executive Offices, and Zip Code)

(214) 445-4700

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.001 per share	BENF	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, par value $0.001 per share, and one share of Series A convertible preferred stock, par value $0.001 per share	BENFW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Beneficient Financing, L.L.C. (the “Borrower”), a wholly owned subsidiary of Beneficient, a Nevada corporation (the “Company”), and Beneficient Company Holdings, L.P., as guarantor (the “Guarantor” and together with the Borrower, the “Loan Parties”), are party to that certain Credit and Guaranty Agreement (the “Credit Agreement”), dated October 19, 2023, with HH-BDH LLC (the “Lender”), as administrative agent. The Lender’s sole member is Hicks Holdings Operating, LLC, a Delaware limited liability company (“Hicks Holdings”). The managing member of Hicks Holdings is Mr. Thomas O. Hicks, a member of the Company’s Board of Directors. The Lender receives customary fees and expenses in its capacity as a lender and as the administrative agent under the Credit Agreement. Hicks Holdings and Mr. Hicks may be deemed to have a direct or indirect material financial interest with respect to the transactions contemplated by the Credit Agreement. The Credit Agreement originally provided for a three-year term loan in the aggregate principal amount of $25.0 million (the “Term Loan”), which was fully drawn upon closing of the Credit Agreement.

On August 16, 2024, the Loan Parties and Lender entered into that certain Amendment No. 1 and Waiver No. 1 to the Credit and Guaranty Agreement and Each Other Loan Document (the “Amendment,” and the Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”), to, among other things, (i) add a subsequent term loan of up to $1,675,000, which was fully drawn upon closing of the Amendment (together with the Term Loan, the “Loans”), and (ii) waive certain events of default resulting from the occurrence of the Acknowledged Defaults (as defined in the Amendment), provided that in the case of the expense reimbursement default, the Borrower must cure the expense reimbursement default upon the earlier of (x) November 1, 2024 and (y) two business days following the effectiveness of Company’s registration statement for resale of the shares of Company’s Class A common stock, par value $0.001 per share (the “Class A common stock”), underlying the convertible debentures and warrants issuable pursuant to that certain Securities Purchase Agreement, dated August 6, 2024, by and between the Company and YA II PN, Ltd.

The Amended Credit Agreement also requires the Borrower to prepay the outstanding principal balance of the Loans in the amount of $200,000, $200,000, $200,000, $200,000 and $875,000 on each of September 7, 2024, October 7, 2024, November 7, 2024, December 7, 2024 and December 31, 2024, respectively. Furthermore, on each Required Payment Date (as defined in the Amended Credit Agreement), the Borrower shall prepay the outstanding principal balance of the Loans by an amount equal to the lesser of (a) the Total Portfolio Net Receipts (as defined in the Amended Credit Agreement) for the most recently ended period beginning on the 16th day of each month and ending on the 15th day of the immediately following month, and (b) as of each Required Payment Date, an amount equal to the excess, if any, of (x)(i) the number of Required Payment Dates occurring on or prior to such Required Payment Date, multiplied by (ii) $500,000, minus (y) the amount of all Excess Payments (as defined in the Amended Credit Agreement) made prior to such Required Payment Date. Additionally, the Amended Credit Agreement requires the Borrower to make certain minimum monthly payments to prepay the balance of the Loans.

The Amended Credit Agreement also includes, among other things, (i) updates to conditions precedent for the Lender to make the subsequent term loan to the Borrower, (ii) updates to certain representations and warranties, (iii) additional certain affirmative and negative covenants including a minimum liquidity financial covenant of $4.0 million and (iv) additional events that the occurrence of which would constitute an Event of Default (as defined in the Amended Credit Agreement). Except as modified by the Amendment, the terms of the Credit Agreement remain the same.

The foregoing description of the Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On August 20, 2024, the Company entered into a subscription agreement with Cangany Capital Management, LLC (“Cangany Capital Management”), a limited liability company controlled by Peter T. Cangany, Jr., a member of the Company’s board of directors, pursuant to which Cangany Capital Management purchased 47,500 shares of Class A common stock at a price per share of $2.33 (the “Shares”).

The issuance of the Shares is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Cangany Capital Management represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Shares will be acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

Item 9.01 Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1*	Amendment No. 1 and Waiver No. 1 to Credit and Guaranty Agreement and Each Other Loan Document, dated August 16, 2024, by and among Beneficient Financing, L.L.C., as borrower, Beneficient Company Holdings, L.P., as guarantor, and HH-BDH LLC, as the administrative agent party thereto and lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIENT

By:	/s/ Gregory W. Ezell
Name:	Gregory W. Ezell
Title:	Chief Financial Officer
Dated:	August 21, 2024